Execution Copy


                    STOCK PURCHASE AGREEMENT


                          by and among


                       SDC PRAGUE, S.R.O.,


                       TEREX CORPORATION,

                               and

                       GP OMIKRON, S.R.O.





                           Dated as of

                         August 28, 2003

                        TABLE OF CONTENTS
                                                          Page
                                                          ----

SECTION 1.  Definitions and Usage......................... 1

SECTION 2.  Sale of TATRA Shares.......................... 1
   2.1.     The TATRA Purchase; Consideration............. 1
   2.2.     The Closing................................... 2
   2.3.     Actions at the Closing........................ 4

SECTION 3.  Representations and Warranties of SDC Prague.. 6
   3.1.     Organization and Good Standing; Power and
            Authority; Qualifications..................... 6
   3.2.     Authorization of the Documents................ 6
   3.3.     Capitalization................................ 7
   3.4.     TATRA Shares.................................. 7
   3.5.     Litigation.................................... 7
   3.6.     Governmental Investigations................... 7
   3.7.     Consents...................................... 7
   3.8.     Non-Contravention............................. 8
   3.9.     Brokers and Finders........................... 8
   3.10.    Prohibited Payments........................... 8
   3.11.    Acquisition of Terex Stock for Investment;
            Ability to Evaluate and Bear Risk............. 9
   3.12.    Information Supplied; Disclosure.............. 9

SECTION 4.  Representations and Warranties of Terex....... 9
   4.1.     Organization and Qualification................ 9
   4.2.     Due Authorization.............................10
   4.3.     Consents......................................11
   4.4.     Brokers or Finders............................11

SECTION 5.  Pre-Closing Covenants.........................11
   5.1.     Negative Agreements...........................11
   5.2.     Disclosure....................................12
   5.3.     Notification of Material Information..........12
   5.4.     Cooperation...................................12
   5.5.     Access to TATRA...............................12
   5.6.     No Solicitation...............................12

SECTION 6.  Termination...................................13
   6.1.     General Provision.............................13
   6.2.     Termination by Terex or the Purchaser.........14
   6.3.     Termination by SDC Prague.....................14
   6.4.     Effect of Termination.........................15

SECTION 7.  [Intentionally omitted.]......................15

SECTION 8.  Survival of Representations, Warranties,
            Agreements and Covenants, Etc.................16

SECTION 9.  Indemnification...............................16
   9.1.     General Indemnification.......................16
   9.2.     Indemnification Principles....................17
   9.3.     Claim Notice..................................17

SECTION 10. Remedies......................................18

SECTION 11. Payment of Expenses...........................19

SECTION 12. Further Assurances............................19

SECTION 13. Legends.......................................19

SECTION 14. Successors and Assigns........................20

SECTION 15. Entire Agreement..............................20

SECTION 16. Notices.......................................20

SECTION 17. Amendments....................................21

SECTION 18. Counterparts..................................21

SECTION 19. Headings......................................21

SECTION 20. Nouns and Pronouns............................21

SECTION 21. Governing Law.................................21

SECTION 22. Severability..................................22

SECTION 23. Definitions...................................22

SECTION 24. Currency......................................25

Exhibits
--------

Exhibit A   Contract on the Transfer of Securities

Exhibit B   Form of Registration Rights Agreement

Exhibit C   Form of Termination Agreement


                     INDEX OF DEFINED TERMS
Term                                                 Section
----                                                 -------
$....................................................... 24
2001 Stock Purchase Agreement..................... Recitals
Acquisition Proposal.................................... 23
Affiliate..............................................  23
Agreement..........................................Preamble
Business................................................ 23
Business Day............................................ 23
Capitalink Expenses..................................... 11
Cash Consideration.............................. 2.1(b)(ii)
Claim Notice........................................... 9.3
Closing............................................. 2.2(a)
Closing Date........................................ 2.2(a)
Closing Price........................................... 23
Company........................................... Recitals
Competitive Financing Transaction................... 6.3(c)
Consideration....................................... 2.1(b)
Contract Shares......................................... 23
Czech Competition Office........................ 2.2(b)(ii)
CZK..................................................... 24
Encumbrance............................................. 23
Exchange Act............................................ 23
Executive....................................... 2.3(a)(ii)
Financing Transaction............................... 6.3(b)
Governmental Entity..................................... 23
Guarantee............................................... 23
Indemnification Agreement............................... 23
Intention Notice.................................... 6.3(d)
Law..................................................... 23
Legal Fees.............................................. 11
Loan Agreement.......................................... 23
Losses................................................. 9.2
Material Adverse Change................................. 23
Material Adverse Effect................................. 23
Note.................................................... 23
NYSE.................................................... 23
Person.................................................. 23

Pledge Agreements....................................... 23
Purchase Price.................................... Recitals
Purchaser......................................... Preamble
Purchaser Indemnitee.............................. 9.1. 9.1
Registration Rights Agreement.................. 2.3(a)(iii)
Registration Statement................................ 3.12
SDC Prague.........................................Preamble
Securities Act.......................................... 23
Securities Center....................................... 23
Subsidiary.............................................. 23
Superior Proposal....................................... 23
TATRA..............................................Recitals
TATRA Loan Agreement.................................... 23
TATRA Purchase.....................................Recitals
TATRA Share Transfer................................ 2.1(a)
TATRA Shares...................................... Recitals
Taxes................................................... 23
Terex Competitor........................................ 23
Terex Review Period................................. 6.3(d)
Terex Stock.................................... 2.1(b)(iii)
Termination Agreement........................... 2.3(a)(iv)
Trading Day............................................. 23
Transaction Documents................................... 23
Voting Securities....................................... 23

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 28, 2003, by and among SDC Prague, S.R.O., a company organized under the laws of the Czech Republic ("SDC Prague"), Terex Corporation, a Delaware corporation ("Terex") and GP Omikron, S.R.O., a company organized under the laws of the Czech Republic (the "Purchaser").

                      W I T N E S S E T H:

     WHEREAS, pursuant to a Stock Purchase Agreement, dated as of December 27, 2001, by and among SDC International, Inc., a Delaware corporation (the "Company"), SDC Prague and Terex (the "2001 Stock Purchase Agreement"), the Company sold to Terex 8,407,161 Contract Shares representing 40.61% of the issued and outstanding equity interest and registered capital of TATRA a.s., a joint stock company established under the laws of the Czech Republic ("TATRA");

     WHEREAS, the Purchaser is a wholly-owned subsidiary of Terex; and

     WHEREAS, SDC Prague desires to sell to the Purchaser, and the Purchaser desires to purchase from SDC Prague (the "TATRA Purchase"), 10,555,738 Contract Shares (the "TATRA Shares"), consisting of 2,683,428 Contract Shares, ISIN CS 0005018456 and 7,872,310 Contract Shares, ISIN 770000001873, which collectively represent 51.00% of the issued and outstanding equity interest and registered capital of TATRA, for an aggregate purchase price of $4,789,002 (the "Purchase Price").

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:


     SECTION 1.   Definitions and Usage.  Unless the context shall
                  ----------------------
otherwise require, terms used herein and not otherwise defined have the meanings assigned thereto in Section 23.

     SECTION 2.   Sale of TATRA Shares.
                  ---------------------

     2.1. The TATRA Purchase; Consideration
          ---------------------------------

          (a) At the Closing, SDC Prague shall sell, assign, transfer, deliver and convey to the Purchaser and the Purchaser shall purchase and accept from SDC Prague the TATRA Shares registered in the name of the Purchaser free and clear of all Encumbrances pursuant to the Contract on the Transfer of Securities attached as Exhibit A hereto (the "TATRA Share Transfer").

          (b) In consideration for the TATRA Shares, at the Closing the Purchaser shall pay the Purchase Price by delivering, or causing to be delivered, to SDC Prague the following (collectively, the "Consideration"):

               (i)  208,591 shares of Terex common stock (the "Terex
Stock");

               (ii) an amount in immediately available funds equal to $200,000; and

               (iii) an amount in immediately available funds equal to the amount, if any, by which the product of (x) 108,591 times (y) the Closing Price on the Trading Day immediately prior to the Closing
Date (as defined below) is less than $2,389,000 (collectively, the sum of the amounts described in clauses (ii) and (iii), the "Cash Consideration").

     2.2. The Closing.
          ------------

          (a) Closing. The closing of the TATRA Purchase (the "Closing") shall take place at 10:00 a.m. New York time on the Business Day following the date on which the closing conditions set forth in
Section 2.2(b) and (c) have been met, or waived, in accordance with this Agreement, or on such other date or at such other time as is agreed to in writing by the parties (such date, the "Closing Date"). The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New
York, New York 10004.

          (b) Terex/Purchaser's Closing Conditions. The obligation of Terex and the Purchaser to consummate the transactions contemplated herein at the Closing are subject to and conditioned upon (unless waived by Terex and the Purchaser):

               (i)   The registration of the TATRA Shares in the name of
the Purchaser   with  the  Securities  Center,  together   with   the
satisfaction of such other conditions as may be imposed by  Czech law  or  the  rules and regulations of the Securities  Center  in
order  to  consummate  and  evidence  the  consummation  of   the
transactions contemplated by this Agreement, and the receipt of evidence, in a form reasonably satisfactory to Terex and the Purchaser, of such registration and the satisfaction of such other conditions.

               (ii) (A) The Office of the Protection of the Economic Competition of the Czech Republic (the "Czech Competition Office") shall have issued a final decision (pravomocne rozhodnuti) permitting the TATRA Share Transfer, (B) the relevant waiting period with regard to the Czech Competition Office shall have expired without the Czech Competition Office prohibiting the TATRA Share Transfer, or
(C) the Czech Competition Office shall have decided that the TATRA Share Transfer is not subject to its approval and the Purchaser shall have received a letter confirming that no such approval is required to carryout the TATRA Share Transfer.

               (iii) The representations and warranties of SDC Prague in Section 3 hereof shall be true and correct when made and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date except (a) that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, and (b) to the extent any breach thereof, individually or when aggregated with all such breaches, has not had and is not reasonably likely to have a Material Adverse Effect on either the Company or SDC Prague. For purposes of this Section 2.2(b)(iii), the truth or correctness of any representation or warranty of SDC Prague in Section 3 hereof shall be determined without regard to any materiality or "Material Adverse Effect" qualification set forth in such representation and warranty. Terex and the Purchaser shall have received at Closing a certificate to the foregoing effect, dated the Closing Date and signed by the Executive (as defined below) of SDC Prague.

               (iv) The representations and warranties of the Company in Section 2 of the Indemnification Agreement shall be true and correct when made and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date except (a) that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, and (b) to the extent any breach thereof, individually or when aggregated with all such breaches, has not had and is not reasonably likely to have a Material Adverse Effect on either the Company or SDC
Prague. For purposes of this Section 2.2(b)(iv), the truth or correctness of any representation or warranty of the Company in
Section 2 of the Indemnification Agreement shall be determined without regard to any materiality or "Material Adverse Effect" qualification set forth in such representation and warranty.
Terex and the Purchaser shall have received at Closing a certificate to the foregoing effect, dated the Closing Date and signed by the Chief Executive Officer of the Company.

               (v) SDC Prague shall have performed, in all material respects, all agreements, obligations and duties to be performed by it on or before the Closing pursuant to this Agreement, including those set forth in Section 5.

               (vi) There shall be no claim, litigation, arbitration, investigation or hearing, pending, or, to the knowledge of SDC
Prague or the Company, threatened, against TATRA by or before any court or any Governmental Entity, contesting the validity of issuance, or ownership by SDC Prague, of the TATRA Shares or the transactions contemplated by this Agreement.

          (c) SDC Prague's Closing Conditions. The obligation of SDC Prague to consummate the transactions contemplated herein at the Closing are subject to and conditioned upon (unless waived by SDC
Prague):

               (i)   The representations and warranties of Terex in
Section 4 hereof shall be true and correct when made and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date except (a)
that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, and (b)
to the extent any breach thereof, individually or when aggregated with  all such breaches, has not had and is not reasonably likely to have a Material Adverse Effect on Terex or the Purchaser. For purposes of this Section 2.2(c)(i), the truth or correctness of any representation or warranty of Terex in Section 4 hereof shall be determined without regard to any materiality or "Material Adverse Effect" qualification set forth in such representation
and  warranty.   SDC  Prague shall have  received  at  Closing  a
certificate to the foregoing effect, dated the Closing Date and signed by a senior executive officer of each of the Purchaser and Terex.

               (ii)  Terex and the Purchaser shall each have
performed, in all material respects, all agreements, obligations and duties to be performed by it on or before the Closing pursuant to this Agreement, including those set forth in Section 5.

               (iii) (A) The Czech Competition Office shall have issued a final decision (pravomcne rozhodnuti) permitting the TATRA Share Transfer, (B) the relevant waiting period with regard to the Czech Competition Office shall have expired without the Czech Competition Office prohibiting the TATRA Share Transfer, or (C) the Czech Competition Office shall have decided that the TATRA Share Transfer is not subject to its approval and the Purchaser shall have received a letter confirming that no such approval is required to carryout the TATRA Share Transfer.

     2.3. Actions at the Closing.
          -----------------------

          (a)  Simultaneously with, or prior to, the Closing, SDC
Prague shall cause the following actions to occur:

               (i) SDC Prague shall transfer to Purchaser or its nominee the TATRA Shares in a manner consistent with Czech law and the rules and regulations of the Securities Center against receipt at the Closing by SDC Prague from Purchaser of the Consideration.

               (ii) SDC Prague shall deliver to the Purchaser and Terex a certificate executed by its executive (jednatel) (the "Executive"), dated as of the Closing Date, certifying the
following  matters:  (A) resolutions of the Sole Participant   of
SDC Prague authorizing the execution, delivery and performance by SDC Prague of each of the Transaction Documents to which it is a party, and any other agreement entered into or instruments delivered by SDC Prague in connection herewith, (B) copies of each governmental or third party consent, approval or filing required to be obtained or made by SDC Prague and/or the Company in order to consummate the transactions contemplated by this Agreement, (C) incumbency matters, (D) a copy of the Founding Deed and a copy of any other organizational documents of SDC
Prague and (E) that the representations and warranties of SDC Prague contained in this Agreement are true and correct as of the Closing Date and that SDC Prague has performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing.

               (iii) SDC Prague shall deliver to Terex a duly executed copy of the registration rights agreement substantially in the form of Exhibit B hereto (the "Registration Rights Agreement").

               (iv) SDC Prague shall deliver to Terex a duly executed copy of the termination agreement substantially in the form of Exhibit C hereto, which shall terminate the 2001 Stock Purchase Agreement, the Loan Agreement, the Guarantees, and the Pledge
Agreements (the "Termination Agreement").

               (v) SDC Prague shall deliver such additional documents and certificates required to be delivered by SDC Prague at or prior to the Closing Date pursuant to this Agreement.

          (b) Simultaneously with, or prior to, the Closing, Terex shall cause the following actions to occur:

               (i) Terex shall deliver to SDC Prague stock certificates for Terex Stock registered in the name of SDC Prague that represents the Terex Stock required to be delivered at the Closing pursuant to Section 2.1(b)(i) hereof.

               (ii)  Terex shall deliver to SDC Prague the Cash
Consideration by wire transfer of immediately available funds to the accounts specified in advance by SDC Prague.

               (iii) Terex shall deliver to the Company the Notes, each marked "Cancelled."

               (iv) Terex shall deliver to SDC Prague a copy of the Registration Rights Agreement duly executed by Terex.

               (v) Terex shall deliver to SDC Prague a copy of the Termination Agreement duly executed by Terex.

               (vi) Terex shall deliver to SDC Prague a certificate executed by its secretary, dated as of the Closing Date, certifying the following matters: (A) resolutions of the board of directors of Terex authorizing the execution, delivery and performance by Terex of each of the Transaction Documents to which it is a party, and any other agreement entered into or instruments delivered by Terex in connection herewith, (B) copies of each governmental or third party consent, approval or filing required to be obtained or made by Terex and/or the Purchaser in order to consummate the transactions contemplated by this Agreement, (C) incumbency matters, (D) a copy of the Certificate of Incorporation and a copy of the By-Laws of Terex and
(E) that the representations and warranties of Terex contained in this Agreement are true and correct as of the Closing Date and that Terex has performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing.

               (vii) Terex shall deliver such additional documents and certificates required to be delivered by Terex at or prior to the Closing Date pursuant to this Agreement.

     SECTION 3.  Representations and Warranties of SDC Prague.  SDC
                 --------------------------------------------
Prague   represents and warrants to Terex and  the  Purchaser  as
follows:

     3.1.  Organization and Good Standing; Power  and  Authority;
           ------------------------------------------------------
Qualifications.  SDC Prague (x) is a company duly established and
---------------
validly existing under the laws of the Czech Republic and (y) has the full power and authority to conduct its business and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned or leased and operated, with such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on SDC Prague. SDC Prague is qualified or otherwise authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held by it under lease or license or SDC Prague's business, as presently conducted, requires such qualification or authorization, except where the failure so to qualify or be authorized, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on SDC Prague. TATRA (x) is a joint-stock company duly established and validly existing under, and is in good standing under, the laws of the Czech Republic and (y) has the full power and authority to conduct its business and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned or leased and operated, with such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on TATRA. TATRA is qualified or otherwise authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held by it under lease or license or TATRA's business, as presently conducted, requires such qualification or authorization, except where the failure so to qualify or be authorized, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on TATRA.

     3.2. Authorization of the Documents.  SDC Prague has all right,
          -------------------------------
power  and  authority to enter into the Transaction Documents  to
which   it   is  a  party  and  to  consummate  the  transactions
contemplated thereby. The execution and delivery of each of the Transaction Documents to which it is a party and the sale of the TATRA Shares by SDC Prague and compliance by SDC Prague with all the provisions of each of the Transaction Documents to which it is a party and consummation by SDC Prague of the transactions contemplated thereby (i) are within the power and authority of SDC Prague; and (ii) have been authorized by all requisite proceedings on the part of SDC Prague, including the approval or consent of the stockholders of SDC Prague. This Agreement has been duly executed and delivered by SDC Prague and constitutes the valid and binding agreement of SDC Prague, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3.  Capitalization.  Immediately after  the  Closing,  the
           ---------------
Purchaser shall own, in the aggregate, at least 51% of the registered capital of TATRA, and the voting power of the TATRA Shares shall represent, in the aggregate, no less than 51% of the total number of votes able to be cast on any matter by any Voting Securities of TATRA immediately after the Closing.

     3.4. TATRA Shares.  The registered capital of TATRA consists of
          -------------
CZK 2,069,752,600, divided into 4,418,055 bearer shares with a nominal value of CZK 100 (ISIN CS 0005018456), and 16,279,471 bearer shares with a nominal value of CZK 100 (ISIN
770000001873). Except for the pledge of the TATRA Shares pursuant to the Pledge Agreement, which Pledge Agreement shall be terminated simultaneously with the Closing, all of the TATRA
Shares are owned beneficially and of record by SDC Prague, free and clear of any Encumbrances. All of the TATRA Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for rights created pursuant to this Agreement and except for any agreement entered into by Terex, there are no outstanding options, warrants, securities, rights (preemptive or other), subscriptions, calls, or other agreements of any kind that give any Person the right to purchase or otherwise receive any shares of TATRA capital stock, including the TATRA Shares. Except for any voting arrangements entered into by Terex, there are no voting arrangements with respect to any shares of TATRA capital stock, including the TATRA Shares and there are no restrictions on SDC Prague's ability to transfer the TATRA Shares to Purchaser at the Closing free and clear of any Encumbrances. SDC Prague owns the TATRA Shares and upon delivery of the Consideration, Purchaser will acquire good and marketable title to the TATRA Shares, free and clear of any Encumbrances.

     3.5. Litigation.  Except as set forth in Schedule 3.5 hereto,
          -----------
there is no action, suit, investigation or proceeding pending or, to the knowledge of SDC Prague, threatened against the Company or its Subsidiaries or any of their properties or assets by or before any court, arbitrator or other Governmental Entity.

     3.6. Governmental Investigations.  To the knowledge of SDC
          ----------------------------
Prague, no Governmental Entity has advised TATRA, the Company or SDC Prague of any intention to conduct any audit, investigation or other review with respect to TATRA, the Company or SDC Prague that would have a Material Adverse Effect on the Company, SDC Prague, TATRA, its Business or the legal acts contemplated hereby.

     3.7. Consents.  Except as set forth on Schedule 3.7, neither the
          ---------
Company nor SDC Prague is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents to which the Company or SDC Prague is a party or the valid offer, sale or delivery of the TATRA Shares, or the performance by the Company or SDC Prague of their respective obligations in respect of any of the Transaction Documents to which the Company or SDC Prague is a party.

    3.8.  Non-Contravention.  The execution, delivery and performance
          ------------------
of the Transaction Documents to which it is a party by each of the Company and SDC Prague does not and will not (a) conflict with or violate either of their organizational documents or agreements, (b) conflict with or violate any Law or judgment applicable to the Company or SDC Prague, (c) result in the creation or imposition of any Encumbrance on any of the TATRA
Shares or (d) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of the Company or SDC Prague or a loss of any benefit to which the Company or SDC Prague is entitled under any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which the Company or SDC Prague is a party or by which the Company or SDC Prague or their respective properties are bound or affected, except, in the case of clauses (b), (c) or (d) of this Section 3.8 where the violation, conflict, breach, default, acceleration, termination, modification, creation or imposition, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or SDC Prague.

     3.9.  Brokers and Finders.  Except as set forth in Schedule 3.9,
           --------------------
no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company or SDC Prague or any of their Subsidiaries in connection with any of the transactions contemplated by this Agreement. The Company shall pay all amounts set forth in
Schedule 3.9.

     3.10. Prohibited Payments.  Neither the Company nor SDC
           --------------------
Prague nor any of their Subsidiaries has, directly or indirectly,
(a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund asset for any purpose or made any false entries on its records for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property however characterized to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of the Company or SDC Prague or any of their Subsidiaries, which SDC Prague knows or has reason to believe to have been illegal under any federal, state or local Laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

     3.11. Acquisition of Terex Stock for Investment; Ability to
           Evaluate and Bear Risk.
           -----------------------------------------------------

          (a) SDC Prague is acquiring the Terex Stock for investment and not with a view toward, or for sale in connection with, any distribution in violation of the 1933 Act and has no present intention of selling or engaging in any public distribution of the  same except pursuant to a registration or exemption pursuant to the 1933 Act. SDC Prague acknowledges and agrees that the Terex Stock may not be sold, transferred, offered for sale,
pledged,   hypothecated   or  otherwise   disposed   of   without
registration under the 1933 Act and any applicable securities Laws, except pursuant to an exemption from such registration under the 1933 Act and such Laws and subject to the limitations and conditions set forth in Section 3 of the Registration Rights Agreement.

          (b) SDC Prague is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect.

          (c) SDC Prague (i) is able to bear the economic risk of holding the Terex Stock for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Terex Stock, and (iii) has knowledge and experience in financial and business matters such that SDC Prague is capable of evaluating the risks of the investment in the Terex Stock.

     3.12. Information Supplied; Disclosure.   None  of  the
           ---------------------------------
information supplied or to be supplied by SDC Prague in writing specifically for inclusion or incorporation by reference in the Registration Statement on Form S-3 to be filed with the SEC by Terex following the Closing in connection with the resale of shares of Terex Stock issued under this Agreement and pursuant to the terms of the Registration Rights Agreement (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


     SECTION 4.   Representations and Warranties of Terex.  Terex
                  ----------------------------------------
represents and warrants to SDC Prague as of the date hereof as follows.

     4.1. Organization and Qualification.  Terex (x) is a company duly
          ------------------------------
established and validly existing under, and is in good standing under, the laws of Delaware and (y) has the full power and authority to conduct its business and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned or leased and operated, with such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a
Material  Adverse  Effect  on  Terex.   Terex  is  qualified   or
otherwise authorized to do business as a foreign corporation  and is  in  good standing in each jurisdiction in which the character of  the properties owned or held by it under lease or license  or
Terex's   business,   as  presently  conducted,   requires   such
qualification or authorization, except where the failure so to qualify or be authorized, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on Terex. The Purchaser (x) is a company duly established and validly existing under the laws of the Czech Republic and (y)
has  the full power and authority to conduct its business and  to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now
owned   or   leased  and  operated,  with  such  exceptions   as,
individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Purchaser. The Purchaser is qualified or otherwise authorized to do  business as a foreign corporation and is in good standing  in each  jurisdiction in which the character of the properties owned or held by it under lease or license or the Purchaser's business,
as   presently   conducted,  requires   such   qualification   or
authorization, except where the failure so to qualify or be authorized, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on the Purchaser.

     4.2. Due Authorization.
          ------------------

          (a) Terex has all right, power and authority to enter into the Transaction Documents to which it is a party and to consummate
the   transactions  contemplated  thereby.   The  execution   and
delivery of the Transaction Documents to which it is a party by Terex and the compliance by Terex with all of the provisions of the Transaction Documents to which it is a party and consummation by Terex of the transactions contemplated thereby have been duly authorized by all requisite corporate proceedings on the part of Terex. The Transaction Documents to which Terex is a party have been duly executed and delivered by Terex and constitute the valid and binding agreements of Terex enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors'
rights,   and  (ii)  the  remedy  of  specific  performance   and
injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and compliance by the Purchaser with all the provisions of this Agreement and consummation by the Purchaser of the transactions contemplated hereby (i) are within the power and authority of the Purchaser; and (ii) have been authorized by all requisite proceedings on the part of the Purchaser (including the approval or consent of the stockholders of the Purchaser). This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding agreement of the Purchaser, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3. Consents.  Except as set forth on Schedule 4.3 or as may be
          ---------
required by Czech Law or the rules and regulations of the Securities Center, neither Terex nor the Purchaser is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution and delivery of this Agreement or the other Transaction Documents to which Terex or the Purchaser is a party or the performance by Terex or the Purchaser of their respective obligations in respect hereof and thereof except for such consents, approvals or authorizations as may be required under applicable federal and state securities Laws and except for any approvals required by the Czech Office for Protection of Economic Protection.

     4.4. Brokers or Finders.  No agent, broker, investment banker or
          -------------------
other Person is or will be entitled to any broker's fee or any other commission or similar fee from Terex or the Purchaser in connection with any of the transactions contemplated by the Transaction Documents to which Terex or the Purchaser is a party for which the Company or SDC Prague will be responsible.


     SECTION 5.   Pre-Closing Covenants.
                  ----------------------

     5.1.  Negative  Agreements.  Before the Closing,  except  as
           ---------------------
otherwise provided or contemplated herein, or as Terex and SDC Prague may otherwise consent in writing, SDC Prague shall use its best efforts as may be reasonably required to cause TATRA not to:

          (a) declare, pay or set aside for payment any dividend or other amounts or benefits in respect of any of its shares;

          (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock;

          (c) issue any shares or become a party to any subscriptions, options, rights or commitments of any nature related to the shares of TATRA;

          (d) merge or consolidate with, or acquire all or a majority share of the shares or assets of, any other entity;

          (e) substantially change the character of the Business or operate other than in the ordinary course of business and in the manner consistent with past practices;

          (f) execute without prior review of Terex and the Purchaser any contract or arrangement which could have a material effect on TATRA's future business operations; or

          (g)  amend the Founding Deed of TATRA.

     5.2. Disclosure.  Prior to the Closing Date, SDC Prague on the
          -----------
one hand, and Terex and the Purchaser on the other hand, shall promptly notify each other upon becoming aware of any material breach of any representation, warranty or covenant contained in this Agreement or the occurrence of any event that would cause any representation or warranty of such party contained in this Agreement, to no longer be true and correct in any material
respect  or  any  covenant  of  such  party  contained  in   this
Agreement, to be incorrect or not be complied with.

     5.3. Notification of Material Information.  If prior to the
          -------------------------------------
Closing Date, SDC Prague receives any information with respect to TATRA which could reasonably be expected to have a material effect on the decision of the Purchaser to acquire the TATRA Shares hereunder (including, without limitation, any information with respect to any litigation related to TATRA's trademarks or trade names) it shall, without undue delay, disclose such information to Terex and the Purchaser.
5.4. Cooperation.

          (a) Prior to the Closing, SDC Prague on the one hand, and Terex and the Purchaser on the other hand, each shall, and SDC Prague shall use its reasonable best efforts to cause TATRA to, (i) cooperate and consult with each other in determining which consents, approvals, authorizations or waivers are required or
permitted  to  be  obtained  prior  to  the  Closing  Date   from
Governmental  Entities or other Persons in  connection  with  the
execution  of  this  Agreement  and  the  consummation   of   the
transactions contemplated hereby, and (ii) use their reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the legal acts contemplated by this Agreement.

          (b) Subject to the terms and conditions of this Agreement, SDC Prague on the one hand, and Terex and the Purchaser on the other hand, shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable under applicable Laws and agreements, to consummate as promptly as practicable the transactions contemplated by this Agreement, and each shall cooperate fully with the other parties hereto to that end.

     5.5. Access to TATRA.  Prior to the Closing, SDC Prague shall use
          ----------------
its reasonable efforts to cause TATRA to allow reasonable access to TATRA's premises and persons for Terex, Purchaser, their advisors and consultants during normal working hours.

     5.6. No Solicitation.
          ----------------

          (a) SDC Prague shall, and shall cause its directors, officers, employees, agents, advisors and other representatives to, cease discussions or negotiations, if any, with any parties other  than
Terex  or  the Purchaser conducted prior to the date hereof  with respect to any Acquisition Proposal. SDC Prague shall not, and shall cause its directors, officers, employees, agents, advisors or  other  representatives not to (i)  solicit  or  initiate  the making  of any proposal that constitutes an Acquisition  Proposal or  (ii) participate in any discussions or negotiations regarding an  Acquisition Proposal; provided, however, notwithstanding  the
prohibition  set  forth  in clause (ii)  above,  if  either   the
Executive of SDC Prague or the Board of Directors of the  Company
determines  in good faith, after consultation with its respective outside  counsel and financial advisor(s), that  the  failure  to
participate   in   discussions  or  negotiations   regarding   an
Acquisition  Proposal would be reasonably likely to constitute  a breach of its fiduciary duties to its respective stockholders  or creditors  under  applicable Law, then  SDC  Prague,  subject  to compliance  with Section 5.6(b), may (x) respond to a  bona  fide
Acquisition Proposal that the Executive of SDC Prague  reasonably and in good faith determines constitutes a Superior Proposal, (y)
furnish to the Person making such Acquisition Proposal non-public information  with  respect to the Company, SDC  Prague  or  TATRA pursuant  to a confidentiality agreement, and (z) participate  in
negotiations  regarding  such  Acquisition  Proposal;   provided,
further, that SDC Prague shall have complied with its obligations under this Section 5.6 and the Company shall have complied with its obligations under Section 7 of the Indemnification Agreement.

          (b) SDC Prague shall promptly advise Terex of any Acquisition Proposal and the material terms and conditions of each such Acquisition Proposal. SDC Prague shall, to the extent reasonably practicable, keep Terex informed on the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

          (c) Nothing contained in this Section 5.6 shall prohibit SDC Prague from making any disclosure to SDC Prague's stockholders or creditors required under any applicable Law.

     SECTION 6.   Termination.
                  ------------

     6.1. General Provision.  This Agreement may be terminated prior
          ------------------
to the Closing Date:

          (a) at any time, upon the mutual written consent of each of the parties hereto;

          (b) by Terex or the Purchaser if the Closing Date shall not have occurred by September 30, 2003; provided that Terex and the Purchaser shall not have materially breached their obligations hereunder; or

          (c) by SDC Prague if the Closing Date shall not have occurred by September 30, 2003; provided that SDC Prague shall not have materially breached its obligations hereunder.

     6.2. Termination by Terex or the Purchaser.  Prior to the Closing
          --------------------------------------
Date, Terex or the Purchaser may terminate this Agreement with immediate effect by giving written notice to SDC Prague at any time in the event (i) SDC Prague is in material breach of any of its obligations hereunder or the Company is in material breach of any of its obligations under the Indemnification Agreement; (ii) Terex or the Purchaser has notified SDC Prague of such breach;
and (iii) such breach has continued without cure for a period of 15 consecutive days after written notice of such breach has been provided to SDC Prague.

     6.3. Termination by SDC Prague.  Prior to the Closing Date, SDC
          --------------------------
Prague may terminate this Agreement with immediate effect by giving written notice to Terex and the Purchaser at any time in the event:

          (a)  (i)   Terex and the Purchaser are in material breach of
any of their obligations hereunder; (ii) SDC Prague has notified Terex and the Purchaser of such breach; and (iii) such breach has continued without cure for a period of 15 consecutive days after written notice of such breach has been provided to Terex and the Purchaser;

          (b) the Company, SDC Prague and/or TATRA consummates, prior to the Closing, a transaction or series of related transactions for the provision of financing by a third party which is not a Terex Competitor, the proceeds of which that are received by the Company, SDC Prague and/or TATRA are equal to or greater than
$10,000,000   in   the  aggregate  (a  "Financing  Transaction");
provided that (i) at least $10,000,000 of the proceeds of any such Financing Transaction are used solely for the provision of working capital to TATRA and (ii) the terms of any such Financing Transaction are permitted by, and comply in all respects with, the terms of each of the Loan Agreement and the TATRA Loan Agreement, respectively;

          (c) the Company, SDC Prague and/or TATRA consummates, prior to the Closing, a transaction or series of related transactions for the provision of financing by a third party which is a Terex Competitor, the proceeds of which that are received by the Company, SDC Prague and/or TATRA are equal to or greater than
$10,000,000   in   the   aggregate  (a   "Competitive   Financing
Transaction"); provided that (i) at least $10,000,000 of the proceeds of any such Financing Transaction are used solely for the provision of working capital to TATRA and (ii) the terms of any such Competitive Financing Transaction are permitted by, and comply in all respects with, the terms of each of the Loan Agreement and the TATRA Loan Agreement, respectively;

          (d) if, in connection with a Superior Proposal, either the Executive of SDC Prague or the Board of Directors of the Company determines, in its good faith judgment, after consultation with its respective outside legal counsel and financial advisor(s), that failure to do so would constitute a breach of its fiduciary
duties   to  its  respective  stockholders  or  creditors   under
applicable Law; provided, however, that, (i) prior to termination of this Agreement under this Section 6.3(d), SDC Prague shall have notified Terex in writing of SDC Prague's intention to terminate this Agreement and of SDC Prague's and/or the Company's intention to enter into an agreement with respect to a Superior Proposal (collectively, the "Intention Notice"), which such Intention Notice shall be delivered to Terex at least three Business Days before such intended termination (the "Terex Review Period"), and shall have provided Terex with the proposed definitive documentation for such transaction and (ii) during the Terex Review Period SDC
Prague shall have afforded Terex and Purchaser a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable SDC Prague to proceed with the transactions contemplated hereby in a manner consistent with its fiduciary duties to its stockholders or creditors. The Intention Notice (including SDC Prague's right to terminate this Agreement) shall not be effective if Terex and Purchaser submit to SDC Prague during the Terex Review Period a legally binding, executed offer to enter into an amendment to this Agreement within such Terex Review Period unless the Executive of SDC Prague or the Board of Directors of the Company shall have determined in good faith, after consultation with its respective outside legal counsel and financial advisor(s), that the amendment to this Agreement that Terex and Purchaser have agreed to enter into during such Terex Review Period is not at least as favorable to SDC Prague's or the Company's stockholders or creditors, as applicable, as the Superior Proposal.

     6.4. Effect of Termination.  If this Agreement is terminated
          ----------------------
pursuant to this Section 6, all further obligations of the parties hereunder shall terminate and no damages or other compensation shall be payable by any party, except that nothing in this Section 6.4 shall relieve any party hereto of any liability pursuant to this Section 6.4 or for any willful breach of this Agreement that occurred prior to the termination of this Agreement.

          (a) In the event of a termination by SDC Prague pursuant to Sections 6.3(b), 6.3(c) or 6.3(d) hereof, SDC Prague shall pay in cash to Terex, simultaneous with any such termination, (i) all accrued and unpaid interest owed by the Company, SDC Prague and/or TATRA as of the date of such termination, in each case, pursuant to the Loan Agreement and the TATRA Loan Agreement and
(ii) unpaid fees and expenses in the amount of $626,468.29.

          (b) In the event of a termination by SDC Prague pursuant to Sections 6.3(c) or 6.3(d) hereof, SDC Prague shall pay in cash to Terex, simultaneous with any such termination and in addition to any amounts owed to Terex pursuant to Section 6.4(a), (i) the entire outstanding principal balance and premium, if any, owed by the Company, SDC Prague and/or TATRA, as of the date of such termination, pursuant to the Loan Agreement and the TATRA Loan Agreement.

          (c) In the event of a termination by SDC Prague pursuant to Section 6.3(d) hereof, SDC Prague shall pay in cash to Terex, simultaneous with any such termination and in addition to any amounts owed to Terex pursuant to Sections 6.4(a) and 6.4(b), $500,000.

     SECTION 7.   [Intentionally omitted.]

     SECTION 8.   Survival of Representations, Warranties, Agreements
                  ---------------------------------------------------
and Covenants, Etc.   All representations and warranties hereunder
-------------------
shall be deemed to be made solely as of the date of this Agreement and shall survive one year. None of the representations and warranties shall be affected by any knowledge possessed by, or investigation of the subject matter thereof made by or on behalf
of, Terex or the Purchaser.   All statements contained in any
schedule to this Agreement or in any certificate or other instrument delivered by SDC Prague pursuant to Section 2.3 shall constitute representations and warranties by SDC Prague under this Agreement. All covenants and agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     SECTION 9.   Indemnification.
                  ----------------

     9.1. General Indemnification.  SDC Prague shall indemnify, defend
          ------------------------
and hold Terex, the Purchaser and each of their respective officers, directors, partners, managing directors, Affiliates, employees, agents, consultants, representatives, successors and assigns (each a "Purchaser Indemnitee") harmless from and against all Losses incurred or suffered by a Purchaser Indemnitee arising out  of, relating to or resulting from (i) any breach of  any  of the representations or warranties made by SDC Prague in this Agreement or in any certificate or other instrument delivered pursuant hereto including, without limitation, the Transaction Documents, and (ii) any breach of any of the covenants or
agreements  made  SDC  Prague  in  this  Agreement  or   in   any
certificate   or  other  instrument  delivered  pursuant   hereto
including, without limitation, the Transaction Documents.   Terex
and  the  Purchaser shall indemnify, defend and hold SDC  Prague, its Affiliates and each of their respective officers, directors, employees, agents, consultants, representatives, successors and assigns (each a "Seller Indemnitee") harmless against all Losses arising from the breach of any of the covenants or agreements of the  Purchaser in this Agreement or in any certificate  or  other
instrument   delivered   pursuant   hereto   including,   without
limitation, the Transaction Documents. Notwithstanding anything to the contrary in this Agreement, (a) any and all payments by SDC Prague pursuant to this Section 9 with respect to breach of representations or warranties shall be limited to, in the aggregate, an amount equal to $10,000,000 (less any amounts paid by the Company to Terex or the Purchaser pursuant to Section 8 of the Indemnification Agreement) and no indemnification payment by SDC Prague with respect to any such Losses otherwise payable hereunder shall be payable until such time as all such Losses (exclusive of attorneys' fees or other expenses of investigation or defense) shall aggregate to more than $250,000 (including any Losses payable pursuant to Section 8 of the Indemnification Agreement), and then only to the extent that such Losses (including any Losses payable pursuant to Section 8 of the Indemnification Agreement), in the aggregate, exceed such amount.
In determining whether a Purchaser Indemnitee is entitled to recover under this Section 9 for any Losses, the representations and warranties of SDC Prague shall not be deemed qualified by any references to materiality contained therein and any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect or Material Adverse Change. Notwithstanding anything to the contrary in this Agreement, (a) any and all payments by Terex and the Purchaser pursuant to this

Section 9 with respect to breach of representations or warranties shall be limited to, in the aggregate, an amount equal to $10,000,000 and no indemnification payment by Terex and the Purchaser with respect to any such Losses otherwise payable hereunder shall be payable until such time as all such Losses (exclusive of attorneys' fees or other expenses of investigation or defense) shall aggregate to more than $250,000, and then only to the extent that such Losses, in the aggregate, exceed such amount. In determining whether a Seller Indemnitee is entitled to recover under this Section 9 for any Losses, the representations and warranties of Terex and the Purchaser shall not be deemed qualified by any references to materiality contained therein and any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect or Material Adverse Change

     9.2. Indemnification Principles.  For purposes of this Agreement,
          ---------------------------
"Losses" shall mean each and all of the following items: claims, losses (excluding losses of earnings or similar consequential or indirect losses), liabilities, obligations, payments, damages (excluding indirect or similar damages), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in
connection   therewith,   reasonable  costs   and   expenses   of
investigation, actions, suits, proceedings, demands,  assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts); provided, however, that for purposes of calculating Losses pursuant to this Section 9, Losses of  the  Company shall be calculated net of any reduction to  the
Tax liability of the Company actually realized as a result of any
such  item  giving rise to a Tax deduction to the  Company.   Any
indemnification payment by SDC Prague to any Purchaser Indemnitee pursuant to this Section 9 shall include an additional amount so that the Purchaser Indemnitee does not, directly or indirectly, bear any portion of such payment made by SDC Prague with respect to such payment on account of the Purchaser Indemnitee's direct or indirect investment in the Company. To the extent permitted by Law, any payment by SDC Prague to Purchaser pursuant to this
Section 9 shall be treated for all income Tax purposes as an adjustment to the price paid by the Purchaser for the TATRA Shares pursuant to this Agreement.

     9.3. Claim Notice.  Any claim for indemnification pursuant to
          -------------
this Section 9 must be made before the expiration of the survival periods set forth in Section 8 of this Agreement. No party shall be entitled to indemnification against a Loss arising from the breach of any representations or warranties of any other party unless the party seeking indemnification shall have given to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice") prior to expiration of the representation or warranty upon which the claim is based. The Claim Notice shall be given reasonably promptly (but, in the case of a third party claim against the indemnified party, within
15   days  after  the  indemnified  party  has  received  written notification  of  such claim) after the party  seeking  indemnity
becomes   aware  of  the  facts  indicating  that  a  claim   for
indemnification  may  be  warranted.   Each  Claim  Notice  shall
specify in reasonable detail (to the extent known) the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if
possible,  the  amount  or  the estimated  amount  thereof.   The
failure of any indemnified party to give a Claim Notice shall not relieve the indemnifying party of its obligations under this
Section  9,  except  to  the  extent  that  the  indemnified   or
indemnifying party is actually materially prejudiced by failure to give such Claim Notice. The indemnifying party may, through counsel of its own choosing and reasonably satisfactory to the
indemnified   party,  assume  the  defense   thereof   or   other
indemnification   obligation  with  respect  thereto;   provided,
however, that (a) any indemnified party shall be entitled to participate in any such claim with counsel of its own choice but at its own expense and (b) any indemnified party shall be entitled to participate in any such claim with counsel of its own choice at the expense of the indemnifying party if representation of both parties by the same counsel is otherwise inappropriate
under  applicable  standards  of  professional  conduct  or   the
indemnified  party is otherwise adversely affected  thereby.   In
any event, if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving the notice from such indemnified party that the indemnifying party has failed to do so, the
indemnified   party   may   assume   such   defense   or    other
indemnification obligation and the fees and expenses of its attorneys will be covered by the indemnity provided for in this
Section 9. Notwithstanding anything in this Section 9 to the contrary, the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) or consent to the entry of any judgment (i) which does not, to the extent that an indemnified party may have any liability with respect to such action or claim, include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action or claim, (ii) which includes any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or
(iii) in any manner that involves any injunctive relief against the indemnified party or may materially and adversely affect the indemnified party. Notwithstanding anything in this Section 9 to the contrary, the indemnified party may not compromise or settle any claim without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted is equitable relief for which the indemnifying party would have no liability or to which the indemnifying party would not be subject.


     SECTION 10.   Remedies.  In case any one or more of the
                   ---------
covenants and/or agreements set forth in this Agreement shall have been breached by SDC Prague, the Purchaser may proceed to protect and enforce its rights either by suit in equity and/or by action at Law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement; provided, however, that the indemnification provisions set forth in Section 9 hereof shall be the sole and exclusive monetary damages remedy for any breach of the Transaction Documents during the period ending one year from the date hereof, other than for breaches involving fraud or bad faith.

     SECTION 11.   Payment of Expenses.  At any time or from time to
                   --------------------
time after the Closing, the Company and SDC Prague may present Terex with a written request for reimbursement for expenses and costs, accompanied by an itemized description of such expenses and costs and by such supporting documentation as Terex may reasonably request, incurred by SDC Prague (i) in connection with
obtaining   an   opinion  with  respect   to   the   transactions
contemplated   by  this  Agreement  from  Capitalink   LLC   (the
"Capitalink Expenses"), and (ii) in connection with the rendering of  legal services to the Company and SDC Prague by Kramer  Levin
Naftalis   &   Frankel  LLP  with  respect  to  the  transactions
contemplated by this Agreement (the "Legal Fees"). Terex agrees to reimburse SDC Prague for the Capitalink Expenses in an amount not to exceed $150,000 in the aggregate and for the Legal Fees in an amount not to exceed $100,000 in the aggregate, in each case within 30 days of Terex's receipt of such written request and supporting documentation.

     SECTION 12.   Further Assurances.  At any time or from time to
                   -------------------
time after the Closing, SDC Prague, on the one hand, and Terex and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the TATRA Purchase and to otherwise carry out the intent of the parties hereunder.
SECTION 13. Legends. SDC Prague acknowledges and agrees that, except for certificates representing shares of Terex Stock which are subject to an effective Registration Statement filed by Terex or until no longer required by applicable Law, the certificates evidencing the Terex Stock issued pursuant to this Agreement shall contain a legend substantially as follows (it being agreed that Terex will provide replacement certificates without any such legend if not required by applicable Law in Terex's reasonable judgment upon request by SDC Prague):

         The  shares  represented by this  certificate
         have   not   been   registered   under    the
         Securities   Act   of   1933.   The    shares
         represented by this certificate may  only  be
         sold  or transferred if they are at the  time
         registered under the Securities Act  of  1933
         or  if  the sale or transfer thereof  is  not
         required  to  be  so registered  or  is  made
         pursuant  to  an exemption from  registration
         provided  by  said  Act  or  the  rules   and
         regulations   promulgated   thereunder.   The
         shares   represented by this certificate  are
         subject to the restrictions set forth in Stock Purchase Agreement, dated as of August
         28,  2003,  by  and among SDC Prague,  S.R.O,
         Terex  Corporation,  and GP  Omikron,  S.R.O.
         and the Registration Rights Agreement, dated as of August, 28 2003, by and among SDC
         Prague, S.R.O. and Terex Corporation.

     SECTION 14.   Successors and Assigns.  This Agreement shall
                   -----------------------
bind and inure to the benefit of SDC Prague, Terex and the Purchaser and the respective successors, assigns, heirs and personal
representatives  of  SDC Prague, Terex and  the  Purchaser.   SDC
Prague acknowledges that, subject to compliance with applicable securities Laws, Purchaser may transfer, all or part of, the TATRA Shares acquired by it hereunder and assign, all or part of, its rights and obligations under this Agreement.

     SECTION 15.   Entire Agreement.  This Agreement and the other
                   -----------------
writings referred to herein or delivered pursuant hereto, including the Transaction Documents, which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 16.   Notices.  All notices, requests, consents and
                   --------
other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by confirmed transmission by telecopy, or five (5) days (or earlier if received) after deposit with a nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

              if to SDC Prague, to:

               SDC International, Inc.
               231 Bradley Place
               Palm Beach, FL  33480
               Telecopy No.: (561) 882-9300
               Attention:  Mr. Ronald A. Adams, Chairman/CEO

               with a copy to:

               Kramer Levin Naftalis & Frankel LLP
               919 Third Avenue
               New York, NY  10022
               Telecopy No.:  (212) 715-8000
               Attention:  Andrew Hulsh, Esq.

               and

               if to Purchaser or Terex, to:

               Terex Corporation
               500 Post Road East, Suite 320
               Westport, CT  06880

               Telecopy:  (203) 227-1647
               Attention:  Eric I Cohen, Esq.

               with copies to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Telecopy:  (212) 859-8589
               Attention:  Steven G. Scheinfeld, Esq.

               and

               Giese & Partner, v.o.s.
               Palac Myslbek
               Ovocny trh 8
               117 19 - Praha 1
               Telecopy: 420--2-222 444 69
               Attention: Ernst Giese, Esq.

          All   such   notices,  requests,  consents  and   other
communications shall be deemed to have been given when received.


     SECTION 17.   Amendments.  The terms and provisions of this
                   -----------
Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of SDC Prague and Terex.

     SECTION 18.   Counterparts.  This Agreement may be executed
                   -------------
in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 19.   Headings.  The headings of the sections of this
                   ---------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 20.   Nouns and Pronouns.  Whenever the context may
                   -------------------
require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     SECTION 21.   Governing Law.  This Agreement shall be governed
                   --------------
by and construed in accordance with the laws of the State of New
York without giving effect to
the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 16, shall be effective service of process for any litigation brought against it in any such court.
Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

     SECTION 22.   Severability.  If any term, provision, covenant or
                   -------------
restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable Law and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 23.   Definitions.  For purposes of this Agreement:
                   ------------

          "Acquisition Proposal" shall mean (i) any  proposal  or
          ----------------------
offer from any Person relating to any direct or indirect acquisition or purchase of any of the TATRA Shares or the direct or indirect acquisition or purchase of any of the outstanding voting securities of the Company or SDC Prague, (ii) any tender offer, exchange offer or other transaction that, if consummated, would result in any Person beneficially owning (A) 20% or more of the outstanding voting securities of TATRA or SDC Prague or (B) 35% or more of the outstanding voting securities of the Company; or (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, SDC Prague or TATRA, other than, in each case, the transactions contemplated by this Agreement.

          "Affiliate"  shall have the meaning  ascribed  to  such
          -----------
term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Business" means the assembly and production of motor
          ----------
vehicles   and  further  activities  entered  in  the  Commercial
Register as the subject of the business of TATRA.

          "Business  Day"  means any day other than  a  Saturday,
          ---------------
Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

          "Closing  Price" means the closing sale price of  Terex
          ----------------
Stock as supplied by the NYSE.

          "Contract  Shares"  means bearer shares  in  book-entry
          ------------------
form, each with a current nominal value of CZK 250, with such nominal value being decreased to CZK 100, of the registered capital of TATRA.

          "Encumbrance"  means  any security interest,  mortgage,
          -------------
pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever that has the same practical effect as a security interest, to secure payment of a debt or performance of an obligation.

          "Exchange  Act"  means the Securities Exchange  Act  of
          ---------------
1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Governmental Entity"  means any supernational, national,
          ---------------------
foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

          "Guarantees"  means  (i)  the guarantee,  dated  as  of
          ------------
December 27, 2001, made by SDC Prague in favor of Terex, (ii) the guarantee, dated as of February 20, 2002, made by SDC Prague in favor of Terex (as amended on February 20, 2002) and (iii) the guarantee, dated as of February 20, 2002, made by the Company in favor of Terex.

          "Indemnification  Agreement" means the  Indemnification
          ----------------------------
Agreement, dated as of the date hereof, by and among the Company, Terex and Purchaser.

          "Law"  includes any foreign, federal, state,  or  local
          -----
law, statute, ordinance, rule, regulation, order, judgment or decree.

          "Loan Agreement" means the loan agreement, dated as  of
          ----------------
December 27, 2001, by and between the Company and Terex.

          "Material  Adverse Change" means a change, individually
          --------------------------
or in the aggregate that has or may reasonably be expected to have a Material Adverse Effect.

          "Material  Adverse Effect" means any event,  change  or
          --------------------------
occurrence which has had, or is reasonably likely to have, individually or together with any other event, change or occurrence a material adverse effect on the business, operations, properties, assets, condition (financial or other) or the results of operations of the applicable Person and its Subsidiaries, if any, taken as a whole.

          "Notes"  means the 9.00% Convertible Note due  December
          -------
31, 2004 in the aggregate principal amount of $6,069,900 and the 9.00% Convertible Note due December 31, 2004 in the aggregate principal amount of $2,000,000.

          "NYSE" means the New York Stock Exchange.
          ------

          "Person"  means  any  individual, corporation,  limited
          --------
liability company, partnership, limited partnership, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          "Pledge  Agreements"  means (i)  the  Pledge  Agreement
          --------------------
Concerning Shares of the Company TATRA, a.s., dated December 28, 2001, between SDC Prague and Terex, (ii) the Pledge Agreement Concerning Business Share of the Company SDC Prague, dated December 28, 2001, between the Company and Terex, (iii) the Pledge Agreement Concerning Shares of the Company TATRA, a.s., dated February 21, 2002, between SDC Prague and Terex and (iv) the Pledge Agreement Concerning Business Share of the Company SDC Prague, dated February 21, 2002, between SDC and Terex.

          "Securities  Act"  means  Act  No.  591/1992  Coll.  On
          -----------------
Securities, as amended and in force and effect from time to time.

          "Securities Center" means the legal entity, established
          -------------------
pursuant to the Securities Act, that maintains the register of book-entry securities and performs other activities under the Securities Act.

          "Subsidiary"  means, with respect to  any  Person,  any
          ------------
company, corporation, partnership, limited liability company or other entity (A) of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, corporation, partnership, limited liability company or other entity are at the time owned or controlled, directly or indirectly, by such Person or (B) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person. SDC Prague and TATRA shall each be deemed to be a Subsidiary of the Company.

          "Superior  Proposal" means any bona fide,  unsolicited,
          --------------------
third party written Acquisition Proposal obtained not in breach of this Agreement to acquire, directly or indirectly, for consideration consisting solely of cash or cash equivalents (including, without limitation, registered or immediately registrable equity securities of a U.S. public company), 100% of the outstanding equity securities of SDC Prague or 100% of the

TATRA Shares, on terms that the Executive of SDC Prague or the Board of Directors of the Company determine in their respective good faith judgment (based, with respect to consideration payable, upon the advice of SDC Prague's or the Company's outside financial advisor(s), as applicable) (i) to provide greater value from a financial point of view to SDC Prague's or the Company's stockholders and creditors taken as a whole than the transactions contemplated by this Agreement and the Termination Agreement, (y) to be capable of being consummated, taking into account the Person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal and (z) if financing is necessary in order to consummate such Acquisition Proposal, to be supported by available financing or a financing commitment letter; provided, however, that any such letter not be subject to any non-traditional conditions (including, without limitation, any due diligence condition or any condition relating to the financial condition or operating results of any party).

          "TATRA Loan Agreement"  means  that  certain   Loan
          ----------------------
Agreement, dated as of February 20, 2002, between Terex, TATRA, the Company and SDC Prague.

          "Taxes"  means  all federal, state,  local  or  foreign
          -------
taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          "Trading Day" means a day on which the NYSE is open for
          -------------
trading and a Closing Price is supplied for the Terex Stock.

          "Terex Competitor" shall mean each  of  the  following
          ------------------
entities and their respective Subsidiaries and Affiliates: Osh Kosh Trucks, Stewart & Stevenson, Caterpillar, Volvo, Komatsu, Liebherr, Ingersoll Rand, Manitowoc, JLG Industries, Textron, John Deere, Altec, Moxy, Bell, Case/New Holland, Euclid/Hitachi and Joy Global.

          "Transaction Documents"  means  this  Agreement,   the
          -----------------------
Registration Rights Agreement, the Termination Agreement and  the
Indemnification Agreement.

          "Voting Securities"  means the Common  Stock  and  any
          -------------------
other securities of the Company or any Subsidiary of the Company (or any other corporation or joint stock company) which are then entitled to vote generally in the election of directors of the Company or such Subsidiary of the Company (or such other corporation or joint stock company).


     SECTION 24.   Currency.  The term "$" means United  States
                   ---------
Dollars.   The  term  "CZK"  means  Czech  crowns,  the  official
currency of the Czech Republic.

          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first above written.


                         Terex Corporation


                         By:  /s/ Eric I Cohen
                            -------------------------------------
                            Name: Eric I Cohen
                            Title:   Senior Vice President

                         GP OMIKRON, S.R.O.


                         By:  /s/ Jiri Vondrich
                            -------------------------------------
                            Name: Jiri Vondrich
                            Title:   General Manager























Counterpart Signature Page to Stock Purchase Agreement

                         SDC Prague, S.R.O.


                         By:  /s/ Edita Stedra
                            -------------------------------------
                            Name: Edita Stedra
                            Title:   Executive




























Counterpart Signature Page to Stock Purchase Agreement